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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 of Tellabs, Inc. of our reports (a) dated June 2, 2000, with respect to the consolidated financial statements of Tellabs, Inc. included in its Form 8-K filed on June 2, 2000 and (b) dated May 26, 2000, with respect to the financial statements of the Tellabs, Inc. Profit Sharing and Savings Plan included in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


Chicago, Illinois
February 28, 2001